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                                                                    Exhibit 15
                                                                    ----------
COOPERS & LYBRAND L.L.P.

May 13, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

                          Re:   Pacific Telesis Group
             Registrations on Forms S-3, Forms S-4, and Forms S-8
             ----------------------------------------------------

We are aware that our report dated May 13, 1996 on our review of the interim financial information of Pacific Telesis Group and Subsidiaries for the three-month period ended March 31, 1996 and included in this Form 10-Q is incorporated by reference in the Corporation's registration statements as follows:

   Form S-3: PacTel  Capital  Resources   $500,000,000  Debt  Securities   and
             Guarantee thereof by Pacific Telesis Group

   Form S-3: Secondary  Offering of  137,504 shares  of Pacific  Telesis Group
             Common Stock

   Form S-3: Shareowner Dividend Reinvestment and Stock Purchase Plan

   Form S-3: Pacific Telesis  Group and Pacific  Telesis Financing I,  II, and
             III  $1  billion  of   Trusts'  Preferred  Securities  and  Other
             Securities

   Form S-4: ABI American Businessphones, Inc. Merger

   Form S-4: SBC Communications, Inc. Merger

   Form S-8: Nonemployee Director Stock Option Plan

   Form S-8: Supplemental Retirement and Savings Plan for Salaried Employees

   Form S-8: Supplemental Retirement and Savings Plan for Nonsalaried
                                                                   Employees

   Form S-8: Stock Option and Stock Appreciation Rights Plan

   Form S-8: PacTel Corporation Retirement Plan

   Form S-8: Stock Incentive Plan

Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

Very truly yours,

/s/ Coopers & Lybrand L.L.P.